Exhibit 3

                                WARRANT AGREEMENT

     AGREEMENT, dated as of this 23rd day of January, 2002, by and between EMEX CORPORATION, a Nevada corporation (the "Company"), and each person or entity who is a Registered Holder of Warrants.

                                   WITNESSETH:

     WHEREAS, the Company desires to issue warrants (the "Warrants") to purchase 53,525 shares of Common Stock (the "Warrant Shares") to the Registered Holder in connection with that certain secured grid note, dated as of the date hereof, by the Company in favor of Thorn Tree Resources LLC (the "Note");

     WHEREAS, the Company desires to set forth the terms and conditions relating to the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants ("Warrant Certificates") and the respective rights and obligations thereunder of the Company and the Registered Holder, the parties hereto agree as follows:

     1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

     (a) "Common Stock" shall mean the common stock of the Company, which at the date hereof consists of 50,000,000 authorized shares, $.01 par value per share, and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the Warrant Shares shall include (i) only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of the Warrants, or (ii) in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 8 hereof, the stock, securities or property provided for in such section, or (iii) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

     (b) "Corporate Office" shall mean the office of the Company at which at any particular time its principal business shall be administered, which office is located at the date hereof at 12600 West Colfax Avenue, Suite C-500, Lakewood, CO 80215.

     (c) "Exercise Date" shall mean, as to any Warrant, the date on which the Company shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder (as defined below) thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price (as defined below).

     (d) "Initial Exercise Date" shall mean the date hereof.

     (e) "Purchase Price" shall mean the purchase price per Warrant Share to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall initially equal $3.01 per share of Common Stock, subject to adjustment from time to time pursuant to the terms and provisions of Section 8.

     (f) "Registered Holder" shall mean as to any Warrant and as of any particular date, the person in whose name the certificate representing the Warrant shall be registered on that date on the books maintained by the Company pursuant to Section 6.

     (g) "Transfer Agent" shall mean the Company or, if applicable, a third party stock transfer agent and registrar retained by the Company.

     (h) "Warrant Expiration Date" shall mean 5:00 p.m. (New York time) on the date five (5) years from the Initial Exercise Date; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, then 5:00 p.m. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized or required to close. Upon thirty (30) days' written notice to all Registered Holders, the Company shall have the right to extend the Warrant Expiration Date.

     2. Warrants and Issuance of Warrant Certificates.

     (a) A Warrant initially shall entitle the Registered Holder thereof to purchase one Warrant Share in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

     (b)  Warrant   Certificates  in  the  form  of  Exhibit  A  annexed  hereto representing the number of Warrants purchased by the Registered Holder shall be delivered to the Registered Holder.

     (c) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing the Warrant Shares issuable, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

     (d) From time to time, up to the Warrant Expiration Date, the Company shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) those issued at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price or the number of Warrant Shares purchasable upon exercise of the Warrants.

     3. Form and Execution of Warrant Certificates.

     (a) The Warrant Certificates shall be substantially in the forms attached hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates) and issued in registered form.

     (b) Warrant Certificates shall be executed on behalf of the Company by its President or any Vice President, by manual signatures or by facsimile signatures printed thereon. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates, such Warrant Certificates may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company or to hold such office.

     4. Exercise. Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, and the person entitled to receive the Warrant Shares deliverable upon such exercise shall be treated for all purposes as the holder thereof as of the close of business on the Exercise Date. Promptly following, and in any event within five (5) business days after the Exercise Date, the Company shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the Warrant Shares deliverable upon such exercise (plus a certificate for any remaining unexercised Warrants of the Registered Holder).

     5. Reservation of Shares, Listing Payment of Taxes, etc.

     (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares issuable upon exercise of Warrants shall, at the time of delivery, be duly and validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof and that upon issuance such Warrant Shares shall be listed on each national securities exchange or eligible for inclusion in each automated quotation system, if any, on which the other shares of outstanding Common Stock of the Company are then listed or eligible for inclusion.

     (b) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of the Warrant Shares; provided, however, that if the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

     6. Exchange and Registration of Transfer. Subject to the restrictions on transfer contained in the Warrant Certificates:

     (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class and may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Company at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive. The Holder shall pay all transfer taxes, if any, for any transfer of Warrant Certificates.

     (b) The Company shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

     (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the assignment or subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

     (d) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Company and thereafter retained by the Company until termination of this Agreement.

     (e) Prior to due presentment for registration of transfer thereof, the Company may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of the Warrants represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

     7. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute (in the absence of notice to the Company that the Warrant Certificate has been acquired by a bona fide purchaser) and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     8. Adjustments. The Purchase Price and the Warrant Shares purchasable hereunder are subject to adjustment from time to time as follows:

     (a) Merger, Sale of Assets, etc. If at any time while Warrants are outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other corporation or other entity, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Registered Holder shall thereafter be entitled to receive upon exercise of Warrants, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property that a holder of the shares deliverable upon exercise of Warrants would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if their Warrants had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 8. The foregoing provision of this
Section 8(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation or other entity that are at the time receivable upon the exercise of Warrants. If the per-share consideration payable to the Registered Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, than such consideration must be equal to the fair market value of the Warrants as determined in good faith by the Company's board of directors. In all events, appropriate adjustment (as determined in good faith by the Company's board of directors) shall be made in the application of the provisions of the Warrants with respect to the rights and interests of the Registered Holder after the transaction, to the end that the provisions of the Warrants shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of Warrants.

     (b) Reclassification, etc. If the Company, at any time while Warrants remain outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under Warrants exist into the same or a different number of securities of any other class or classes, Warrants shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under the Warrants immediately prior to such reclassification or other change and the Purchase Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 8.

     (c) Split, Subdivision or Combination of Shares. If the Company, at any time while Warrants remain outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under Warrants exist, into a different number of securities of the same class, the Purchase Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

     (d) Adjustments for Dividends in Stock or other Securities or Property. If while Warrants remain outstanding and unexpired, the holders of the securities as to which purchase rights under Warrants exist (including without limitation securities into which such securities may be converted) at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the

Company by way of dividend, then and in each case, Warrants shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of the Warrants, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of Warrants (or upon such conversion) on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this
Section 8 less the portion, if any, of such other or additional stock or other securities or property (other than cash) attributable to shares that were acquired by exercise of the Warrant by the Registered Holder and disposed of prior to the record date of the dividend.

     (e) Adjustments for Issuances of Common Stock Below Purchase Price. In case the Company shall hereafter issue shares of its Common Stock (excluding shares issued (i) in any of the transactions described in Sections 8(b), 8(c) or 8(d), above, (ii) upon exercise of options granted to the Company's officers, directors and employees under a plan or plans adopted by the Company's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (e), (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof, shall not exceed 10% of the Company's Common Stock outstanding at the time of any issuance), (iii) upon exercise of options, warrants and convertible debentures outstanding as of the date hereof , or exercise of the Warrants, (iv) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger or (v) issued in a bona fide public offering pursuant to a firm commitment underwriting, but only if no adjustment is required pursuant to any other specific subsection of this Section 8 (without regard to Subsection (h) below) with respect to the transaction giving rise to such rights) for a consideration per share (the "Offering Price") less than the Purchase Price, then the Purchase Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection
(g) below) for the issuance of such additional shares would purchase at the Purchase Price,and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

     (f) Adjustments for Issuances of Convertible Securities Purchase Price. In case the Company shall hereafter issue any securities convertible into or exchangeable for its Common Stock for a consideration per share of Common Stock (the "Conversion Price") initially deliverable upon conversion or exchange of such securities (determined as provided in Subsection (g) below) less than the Purchase Price, then the Purchase Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (g) below) for such securities would purchase at the Purchase Price, and the denominator of which shall be the sum of the number of shares of

Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate Such adjustment shall be made successively whenever such an issuance is made.

     (g) Method of Computation. For purposes of any computation respecting consideration received pursuant to Subsections (e) and (f) above, the following shall apply:

               (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

               (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the current market price thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

               (iii) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Subsection (g)).

     (h) Required Adjustments. No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in such price; provided, however, that any adjustments which by reason of this Subsection (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     (i) Adjustment of Warrant Shares. Whenever the Purchase Price is adjusted pursuant to Sections 8(c), 8(e) and 8(f) above, (A) the number of Warrant Shares purchasable upon exercise of any Warrant shall be adjusted by multiplying such number of Warrant Shares by a fraction, the numerator of which is the Purchase Price immediately prior to such adjustment and the denominator of which is the Purchase Price immediately after such adjustment, and (B) the Company shall promptly mail to the Registered Holders, first class, postage prepaid, a notice of the adjustment together with a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

     (j) Other Adjustments. In case any event shall occur as to which the other provisions of this Section 8 are not strictly applicable but as to which failure to make any adjustment would not fairly protect the exercise rights represented by this Section 8 in accordance with the essential intent and principles hereof then, in each such case, the majority-in-interest of the Registered Holders (in which each Registered Holder has a number of votes equal to the number of Warrants held by such Registered Holder) may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which such firm shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the exercise rights represented herein. Upon receipt of such opinion, the Company will promptly mail a copy thereof to all Registered Holders and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

     (k) Certificate as to Adjustments. In each case of any adjustment pursuant to this Section 8, the Company will compute such adjustment or readjustment in accordance with the terms of this Warrant Agreement and prepare a certificate setting forth such adjustment or readjustment and showing the facts upon which such adjustment or readjustment is based. The Company will promptly mail a copy of each certificate to each Registered Holder and will, upon written request at any time of any Registered Holder, furnish to such Registered Holder a Warrant Certificate modified in accordance with such adjustment.

     9. Registration Rights.

     (a) If, and whenever, the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act") in connection with the proposed offer and sale of any securities by it or any of its security holders (other than on Form S-8, S-4 or any successor form of limited purpose) it will give written notice by registered mail, at least 20 days prior to the filing of each such registration statement, to all Registered Holders of its intention to register its securities. If any of such Registered Holders notify the Company within 15 days after receipt of any such notice of its or their desire to include their Warrant Shares (the "Registrable Securities") in such proposed registration statement, the Company shall afford each of the Registered Holders the opportunity to have any such Registrable Securities registered under such registration statement (the "Registration Statement"); provided, however, in the event of an initial public offering by the Company, the holders of Registrable Securities shall have been deemed (without any further writing) by the terms hereof, to have agreed to a lockup period of six (6) months from the date of effectiveness of any registration statement filed by the Company if so requested by the underwriter of such offering, whereby the holders of Registrable Securities shall not sell, transfer, pledge or assign any of their Registrable Securities during such six
(6) month period. Notwithstanding the provisions of this Section 9, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 9 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof. If the managing underwriter of a proposed public offering by the Company shall advise the Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the Registration Statement concurrently with the securities being registered by the Company would materially and adversely affect the distribution of such securities by the Company, then, first, the number of any other securities (other than Registrable Securities and the securities to be issued by the Company) requested to be included in such offering shall be decreased on a pro rata basis, and second, after all securities other than Registrable Securities and securities to be issued by the Company have been excluded from such offering, the number of Registrable Securities shall be decreased on a pro rata basis.

     (b) In connection with any registration under this Section 9, the Company covenants and agrees as follows:

               (i) With respect to any Registration Statement filed pursuant to this Section 9, it shall use its reasonable best efforts to have any Registration Statements declared effective as soon as practicable thereafter, and in no event later than 90 days from the date of filing with the Securities and Exchange Commission (the "Commission"), so as to permit a public offering and sale of their Warrant Shares until the earliest of (i) two years from the effective date of the Registration Statement; (ii) such time as the Warrant Shares are sold under the Registration Statement; or (iii) such time as the Warrant Shares may be sold under Rule 144 without volume limitations.

               (ii) The Company shall pay all costs (excluding fees and expenses of counsel to the holders of Registrable Securities and any underwriting or selling commissions), fees and expenses incurred by the Company in connection with all Registration Statements filed pursuant to this Section 9, including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. In the event the Company shall fail to comply with the provisions of this Section 9, the Company shall, in addition to any other equitable or other relief available to the holders of Registrable Securities, be liable for any or all damages sustained by such holders requesting registration of their Registrable Securities.

               (iii) The Company will take all reasonable efforts to qualify or register the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by holders of Registrable Securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

               (iv) The Company shall promptly advise the holders of Registrable Securities registered under a Registration Statement (which advice shall be accompanied by an instruction to suspend the use of the related prospectus until the requisite changes have been made) of the happening of any event that requires the making of any changes in the Registration Statement or the related prospectus so that, as of such date, such Registration Statement and prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

               (v) Upon the occurrence of any event contemplated by Section 9(b)(iv), the Company shall file (and use its reasonable best efforts to have declared effective as soon as possible) a post-effective amendment to the such Registration Statement or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities registered under such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. Each holder of Registrable Securities registered under such Registration Statement agrees by acquisition of such securities that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 9(b)(iv), such holder will forthwith discontinue disposition of the securities pursuant to such Registration Statement until such holder receives copies of the supplemented or amended prospectus contemplated by this Section 9(b)(v), or until such holder is advised in writing by the Company that the use of the prospectus may be resumed, and such holder has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus.

               (vi) Nothing contained in this Agreement shall be construed as requiring the Registered Holder(s) to exercise their Warrants prior to the initial filing of any Registration Statement or the effectiveness thereof.

               (vii) Concurrently with the effectiveness of any Registration Statement filed by the Company with respect to the Registrable Securities, the Company shall obtain the approval for listing or trading of such securities on the principal exchange upon which the Company's Common Stock is then listed for trading or the Nasdaq Stock Market (National or SmallCap Markets).

               (viii) The Company may require each holder of Registrable Securities to be registered under the Registration Statement to furnish to the Company such information regarding such holder and the distribution of such holder's securities thereunder as the Company may from time to time reasonably require for inclusion in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any holder that fails to furnish such information within a reasonable time after receiving such request.

               (ix) If the Registrable Securities are to be sold in an underwritten public offering, the Company shall furnish to each holder of Registrable Securities participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and
(ii) if and to the extent permitted by Statement of Auditing Standards No. 72, a "cold comfort" letter dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such Registration Statement, in each case covering substantially the same matters with respect to such Registration
Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

     (c) The Company, as soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Commission's rules and regulations, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Securities Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Securities Act, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

     (d) The Company shall deliver promptly to each holder of at least 25% of the Registrable Securities (a "25% Holder") participating in the offering, requesting the correspondence and memoranda described below, and the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement and permit each 25% Holder and the underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such 25% Holder shall reasonably request; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such holders or any such underwriter, attorney or accountant, unless (i) such disclosure is required to be made in connection with a court proceeding or required by law (provided that the disclosing party provides prior written notice to the Company and cooperates with the Company, at the Company's expense, to take reasonable and lawful actions to avoid and/or minimize the extent of such disclosure), or (ii) such information becomes available to the public other than through a wrongful act by such person; and provided, further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the 25% Holders and the other parties entitled thereto by one counsel designated by and on behalf of such holders and other parties.

     (e) The Company shall, if requested by the holders of Registrable Securities being sold in an underwritten offering or the underwriter(s) thereof, promptly incorporate in the Registration Statement or prospectus, pursuant to a supplement or post-effective amendment, if necessary, such information relating to the plan of distribution of the Registrable Securities being offered thereby, information with respect to the amount of such securities being sold to such underwriter(s), the purchase price being paid therefor and with respect to any other terms of the offering of such securities to be sold in such offering as such underwriters and holders reasonably agree should be included therein and to which the Company does not reasonably object, and shall make all required filings of such prospectus supplement or post-effective amendments as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment. The Company shall not be liable to any holder in connection with any delay or amendment in connection with the foregoing.

     (f) Indemnification and Contribution Regarding Registration Rights. The Company agrees to indemnify and hold harmless each Registered Holder (for purposes of this subsections (f), (g), (h) and (i) only, "Registered Holder" shall include the officers, directors, partners, employees and agents, and each person, if any, who controls any Registered Holder ("Controlling Person") within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, suits and litigation in respect thereof), whatsoever, as the same are incurred, to which such Registered Holder or any such Controlling Person may become subject, under the Securities Act, the Exchange Act or any other statute or at common law or otherwise insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement filed pursuant to Section 9, or any preliminary prospectus or prospectus included therein (as from time to time amended and supplemented) or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein (with respect to any preliminary prospectus or prospectus, in the light of the circumstances under which they were made), not misleading; provided, however, that the Company shall not be liable in any such case (i) to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any preliminary prospectus or prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Registered Holder specifically for inclusion therein and provided, further, that the Company shall not be liable to any such Registered Holder under the indemnity agreement in this subsection (f) with respect to any preliminary prospectus or prospectus (if such prospectus has then been amended or supplemented) to the extent that any such loss, liability, claim, damage or expense of such Registered Holder arises out of a sale of Registrable Securities by such Registered Holder to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus (as then amended or supplemented) if the Company has previously furnished copies thereof to such Registered Holder a reasonable time in advance and the loss, liability, claim, damage or expense of such Registered Holder results from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the preliminary prospectus (or the prospectus) which was corrected in the prospectus (as amended or supplemented), or (ii) to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any action or failure to act by such Registered Holder that is found in a final judicial determination (or a settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of such Registered Holder. The indemnity agreement in this subsection (f) shall be in addition to any liability which the Company may have at common law or otherwise.

     (g) Each  Registered  Holder  included in a  registration  pursuant to this
Section 9 agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each other person, if any, who controls the Company within the meaning of the Securities Act, to the same extent as the foregoing indemnity from the Company to the Registered Holders, but only with respect to statements or omissions, if any, made in conformity with information relating to such Registered Holder furnished in writing by such Registered Holder specifically for use in the Registration Statement, or any preliminary prospectus or the prospectus or any amendment thereof or supplement thereto; provided, however, that the obligation to indemnify will be individual to each Registered Holder and will be limited to the amount of gross proceeds received by such Registered Holder from the sale of Registrable Securities pursuant to the Registration Statement.

     (h) Promptly  after receipt by an indemnified  party under this  subsection
(h) of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 9, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to notify an indemnifying party shall not relieve it from any liability which it may have under Sections 9(f) or (g) unless and to the extent that it has been prejudiced in a material respect by such failure or from the forfeiture of substantial rights and defenses). In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, which may be the same counsel as counsel to the indemnifying party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded, after consultation with counsel to such indemnified party or parties, that a conflict of interest exists which makes representation by counsel chosen by the indemnifying party not advisable (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 9 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

     (i) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this
Section 9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 9 provide for indemnification in such case, or (ii) contribution under the Securities Act may be required, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) in such proportion as is appropriate to reflect the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by a Registered Holder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) referred to above in this subsection (i) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action, claim, suit, proceeding or litigation. Notwithstanding the provisions of this subsection (i), no Registered Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the Company within the meaning of the Securities Act, each executive officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subsection
(i). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, proceeding or litigation against such party in respect to which a claim for contribution may be made against another party or parties under this subsection (i), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection (i), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

     10. Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional Warrant Shares the Company shall make a cash payment therefor upon the basis of the current market price of such Warrant Shares as determined in good faith by the Company's board of directors.

     11. Registered Holders Not Deemed Stockholders. No Registered Holder shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon any Registered Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Registered Holder shall have exercised its Warrants and been issued Warrant Shares in accordance with the provisions hereof.

     12. Agreement of Registered Holders. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, and every other holder of a Warrant that:

     (a) The Warrants are transferable only on the registry books of the Company by the Registered Holder thereof in person or by his attorney-in-fact duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the

Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company in its discretion, together with payment of any applicable transfer taxes; and

     (b) The Company may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided herein.

     13. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Company and canceled by it and retired. The Company shall also cancel any Warrant Certificates following exercise of any of the Warrants, certificates represented thereby or delivered to it for transfer, split up, combination or exchange.

     14. Modification of Agreement. This Agreement shall not be modified, supplemented or altered in any respect except with the consent in writing of the Company and the Registered Holders, other than such changes as are specifically prescribed by this Agreement as originally executed, are beneficial to
Registered Holders as determined in good faith by the Company's board of directors or are made in compliance with applicable law.

     15. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to a Registered Holder at his or her address as shown on the registry books maintained by the Company, or if to the Company, to 12600 West Colfax Avenue, Suite C-500, Lakewood, CO 80215 Attention: President or such other address as the Company may specify to Registered Holders in connection with the notice provisions of this Section.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

     17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Registered Holders, and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

     18. Termination. This Agreement shall terminate at the close of business on the Warrant Expiration Date of all the Warrants or such earlier date upon which all Warrants have been exercised.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first above written.

                                       EMEX CORPORATION

                                       By: /s/ Walter W. Tyler
                                          -------------------------------
                                          Name: Walter W. Tyler
                                          Title: President and CEO


                                       THORN TREE RESOURCES LLC

                                       By: /s/ David H. Peipers
                                          -------------------------------
                                          Name: David H. Peipers
                                          Title: Manager

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS AVAILABLE UNDER SUCH ACT.

No. 1                                53,525               Date: January 23, 2002
                         Common Stock Purchase Warrants

                           VOID AFTER January 23, 2007

                       STOCK PURCHASE WARRANT CERTIFICATE

                       FOR THE PURCHASE OF COMMON STOCK OF

                                EMEX CORPORATION

                               THIS CERTIFIES THAT

     FOR VALUE RECEIVED THORN TREE RESOURCES LLC or registered assigns (the "Registered Holder") is the owner of 53,525 Warrants ("Warrants") to purchase Common Stock. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (defined below), one fully paid and non-assessable share of Common Stock, $.01 par value per share ("Common Stock"), of EMEX CORPORATION, a Nevada corporation (the "Company"), at any time between the Initial Exercise Date (as defined below) and the Expiration Date (as defined below), upon the presentation and surrender of this Warrant Certificate with the Subscription Form annexed hereto duly executed, at the corporate office of the Company, accompanied by payment of $3.01 per share of Common Stock, subject to adjustment from time to time pursuant to the terms and provisions the Warrant Agreement in lawful money of the United States of America in cash or by official bank or certified check or immediately available funds payable to EMEX CORPORATION.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the warrant agreement dated January 23, 2002 and executed by the Company (the "Warrant Agreement"), and agreed to by each Registered Holder. Terms not defined herein shall have the meanings assigned to them in the Warrant Agreement.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and/or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby ("Warrant Shares") are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional Warrant Shares will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for the balance of such Warrants, all as required by the Warrant Agreement.

     The term "Initial Exercise Date" shall mean as of the date hereof.

     The term "Expiration Date" shall mean 5:00 p.m. (New York time) on the date five (5) years from the Initial Exercise Date, or such earlier date as the Warrants shall be exercised. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Company, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

     IN WITNESS WHEREOF,  the Company has caused this Warrant  Certificate to be
duly  executed,   manually  or  in  facsimile  by  its  officer  thereunto  duly authorized.

                                            EMEX CORPORATION


                                       By: /s/ Walter W. Tyler
                                          --------------------------
                                          Name: Walter W. Tyler
                                          Title: President and CEO

Date: January 23, 2002

                                SUBSCRIPTION FORM

     (To Be Executed by the Registered Holder in Order to Exercise Warrants)

                           __________________________

     THE UNDERSIGNED REGISTERED HOLDER hereby elects to exercise Warrants of EMEX CORPORATION represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:

                   __________________________________________

            whose taxpayer identification number is: _______________

            and be delivered to:

                   __________________________________________

                   __________________________________________

                   __________________________________________

                   __________________________________________
                     (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

                   __________________________________________

                   __________________________________________

                   __________________________________________
                                    (Address)

                        ________________________________
                                     (Date)

                        ________________________________
                        (Taxpayer Identification Number)


                        ________________________________
                                   (Signature)

                              SIGNATURE GUARANTEED

                           ___________________________

     (Bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                                   ASSIGNMENT

      (To Be Executed by the Registered Holder in Order to Assign Warrants)

                           ___________________________

     FOR VALUE RECEIVED, the Undersigned Registered Holder hereby sells, assigns and transfers unto

                   __________________________________________
                                  (insert name)

whose taxpayer identification or other identifying number is: ________________ and whose address is:

                   __________________________________________

                   __________________________________________

                   __________________________________________

                   __________________________________________
                     (please print or type name and address)

the following  number of the Warrants  represented by this Warrant  Certificate:
___________________,   and   hereby   irrevocably   constitutes   and   appoints
___________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

                           ___________________________
                                     (Date)


                           ___________________________
                                   (Signature)

                              SIGNATURE GUARANTEED

                   __________________________________________
     (Bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.)